United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2012

S&T Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-12508	25-1434426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Philadelphia Street, Indiana, PA		15701
(Address of Principal Executive Offices)		Zip Code

Registrant’s telephone number, including area code (800) 325-2265

Former name or address, if changed since last report Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

(b)(c) On March 29, 2013, Edward C. Hauck, Senior Executive Vice President and Chief Operating Officer of S&T Bancorp, Inc. (the “Company”) will retire. Mr. Hauck has been with the Company since November 1974 and has served in his current position since April 2008.

On December 17, 2012, the Board of Directors approved the appointment of David Ruddock as Chief Operating Officer designate. Mr. Ruddock will succeed Mr. Hauck upon his retirement. Mr. Ruddock, age 51, currently serves as the Senior Executive Vice President, Chief Administrative Officer for Market Sales and Retail Banking Sales Group Manager at S&T Bank, the Company’s principal bank subsidiary. Mr. Ruddock has worked for the Company for more than 27 years.

There are no family relationships between Mr. Ruddock and any director or executive officer of the Company, or any person chosen by the Company to become a director or executive officer. There are no related party transactions of the kind described in Item 404(a) of Regulation S-K in which Mr. Ruddock was a participant.

There is no material plan, contract or arrangement for Mr. Ruddock of the type described in Item 5.02(c)(3) of Form 8-K.

A copy of the press release announcing these and other management changes is included as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

99.1	Press release dated December 18, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

S&T Bancorp, Inc.

December 18, 2012	/s/ Mark Kochvar

Mark Kochvar Senior Executive Vice President, Chief Financial Officer

Exhibit Index

99.1	Press release dated December 18, 2012